LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST PROVIDES RECENT BUSINESS ACTIVITY UPDATE AND INCREASES 2026 ADJUSTED COMPANY FFO GUIDANCE

West Palm Beach, FL – June 1, 2026 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today provided a recent business activity update and increased its 2026 Adjusted Company FFO guidance range ahead of its participation in REITweek, NAREIT’s upcoming 2026 Investor Conference.

LEASING
During the second quarter to date, LXP executed 2.7 million square feet of new and renewal leases at an average Cash Base rental increase on second-generation leases of 22%, bringing total leasing volume for the year to 4.6 million square feet.

NEW LEASES - FIRST GENERATION
Location		Lease Expiration Date	Sq. Ft.
Glendale, AZ		11/31	1,184,591
TOTAL NEW LEASES - FIRST GENERATION			1,184,591

NEW LEASES - SECOND GENERATION
Location		New Lease Expiration Date	Sq. Ft.
Houston, TX		11/33	248,240
Savannah, GA		06/31	161,200
TOTAL NEW LEASES - SECOND GENERATION			409,440

LEASE EXTENSIONS - SECOND GENERATION
Location	Prior Term	New Lease Expiration Date	Sq. Ft.
Savannah, GA	07/26	07/36	270,252
San Antonio, TX	04/27	09/37	849,275
TOTAL LEASE EXTENSIONS - SECOND GENERATION			1,119,527

TRANSACTION ACTIVITY
In May, LXP acquired a 37-acre infill industrial redevelopment site (“Phoenix Covered Land Investment”) in the South Airport submarket of Phoenix for $103 million. The property is improved with an approximately 600,000 square foot Class A office campus and two parking structures. It is 100% triple net leased to Phoenix Education Partners through March 31, 2031, and produces annual cash rent of $16.1 million, with 2% annual rent escalations. LXP intends to redevelop the Phoenix Covered Land Investment into approximately 400,000 to 450,000 square feet of industrial facilities upon lease expiration. The acquisition will be funded with 1031 exchange proceeds from sales of non-target market assets. Additional details on the acquisition, along with other business updates, can be found in LXP’s June investor presentation at LXPJuneInvestorPresentation (https://ir.lxp.com/events-presentations/presentations/default.aspx).

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Our recently acquired covered land investment is a premier infill industrial redevelopment opportunity that expands LXP’s presence in the Phoenix market, which is benefiting from favorable demographic trends and business investment in advanced manufacturing and data centers. The rental payments of $82 million over the remaining lease term, representing an initial cash yield of 15.7% is expected to result in an inexpensive land basis that will support attractive development yields at the end of the lease term.”

2026 EARNINGS GUIDANCE
LXP estimates net income attributable to common shareholders for the year ended December 31, 2026 will be within an expected range of $2.38 to $2.48 per diluted common share. In connection with the leasing and transaction activity, LXP revised and increased its 2026 Adjusted Company FFO guidance to a new range of $3.30 to $3.40 from $3.22 to $3.37 per diluted common share. The revised guidance range assumes the following:
•Same-Store NOI growth for the full year 2026 of 1.5% - 2.5%, which is unchanged
•Investment in development includes costs associated with ongoing development and redevelopment projects as of March 31, 2026 and planned new development starts in Columbus, Ohio
•Acquisition of the Phoenix Covered Land Investment for $103 million with GAAP and cash yields of 14.4% and 15.7%, respectively
•Non-target market disposition volume of approximately $200 million in the second half of 2026
•General and administrative expenses of $39 - 41 million

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2026 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2026
	Low Range	High Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$2.38	$2.48
Depreciation and amortization	3.27	3.27
Impact of capital transactions	(2.35)	(2.35)
Estimated Adjusted Company FFO per diluted common share	$3.30	$3.40
(1) Assumes all convertible securities are dilutive.

ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements, including, but not limited to, statements regarding the use of proceeds from the sale. Such forward-looking statements involve known and unknown risks, uncertainties and other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in LXP's periodic filings with the SEC. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.

Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Press Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the period commencing January 1, 2025 and through the end of the current reporting period. As Same-Store NOI excludes the change in NOI from acquired, expanded, disposed of properties and properties with significant casualty loss, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.